UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 29, 2015

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2015, XPO Logistics, Inc., a Delaware corporation (“XPO,” or the “Company”), entered into fifteen separate Investment Agreements (the “Investment Agreements”) with sovereign wealth funds and institutional investors (collectively, the “Purchasers”), pursuant to which the Company raised in the aggregate $1.26 billion through direct sales to such investors of equity securities of the Company.

Under the terms of the Investment Agreements, the Company agreed to issue and sell, and the Purchasers agreed to purchase, in the aggregate, 15,499,445 shares (the “Purchased Common Shares”) of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), at a purchase price of $45.00 per share, and 562,525 shares (the “Purchased Preferred Shares” and, together with the Purchased Common Shares, the “Purchased Securities”) of a newly authorized series of the Company’s convertible preferred stock, par value $0.001 per share, designated as Series C Convertible Perpetual Preferred Stock (“Series C Preferred Stock”), at a purchase price of $1,000.00 and liquidation preference of $1,000.00 per share, in a private placement (the “Private Placement”). Upon, and subject to, approval of XPO stockholders (as discussed below), the Purchased Preferred Shares will be converted into an aggregate of 12,500,550 additional shares of Company Common Stock, equivalent to a price of $45.00 per share.

The Private Placement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in reliance on the exemption from registration made available by Section 4(a)(2) of the Securities Act. The Purchased Securities are “restricted shares” as defined in Rule 144, promulgated under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Each Investment Agreement provides the applicable Purchaser with customary demand registration rights and piggyback registration rights, subject to the limitations set forth in the Investment Agreement. Additionally, the Company has agreed to file with the U.S. Securities and Exchange Commission (the “Commission”) a shelf registration statement within 30 days of the closing of the Private Placement, which enables the public resale of any registrable securities. The Investment Agreement also contains certain representations, warranties and covenants of the Company and the Purchasers that are customary for private placements. The Private Placement is expected to settle on or prior to June 3, 2015.

The conversion of the Purchased Preferred Shares into shares of Company Common Stock is conditioned on, and will occur automatically upon, the approval by XPO stockholders of the issuance of such shares under the applicable rules of the New York Stock Exchange (the “NYSE”). XPO intends to hold a special meeting of stockholders to obtain such approval.

The foregoing description of the Investment Agreements does not purport to be complete and is qualified in its entirety by the full text of the Investment Agreement, a copy of the form of which is filed with this Current Report on Form 8-K as Exhibit 4.1. The form of Investment Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about XPO. In particular, the representations, warranties and covenants contained in the form of Investment Agreement (1) were made only for purposes of that agreement and as of specific dates, (2) were solely for the benefit of the parties to the Investment Agreement, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Investment Agreement instead of establishing those matters as facts and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in public disclosures by XPO. Accordingly, investors should read the representations and warranties in the form of Investment Agreement not in isolation but only in conjunction with the other information about the Company that is included in reports, statements and other filings that the Company makes with the Commission.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Purchased Securities.

In addition, in connection with its previously announced acquisition of Bridge Terminal Transport Services, Inc. (“BTT”), which was completed on June 1, 2015, the Company issued an aggregate of 16,684 shares of Company Common Stock to certain managers of BTT on June 1, 2015. Such shares of Company Common Stock were sold for cash consideration equal to $49.14 per share, the closing price of a share of Company Common Stock on the NYSE on May 29, 2015 (the trading day immediately prior to the closing). Each of the foregoing issuances of shares of Company Common Stock was made in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 8.01.	Other Events.

On June 1, 2015, the Company issued a press release in connection with the Private Placement and the execution of the Investment Agreements. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Also on June 1, 2015, XPO announced that it intends to offer through a private placement up to a $2.0 billion-equivalent aggregate principal amount of senior notes (the “Notes”). The Notes are expected to be issued in up to four tranches that may include U.S. dollar-denominated senior notes due 2022, euro-denominated fixed rate senior notes due 2021, euro-denominated floating rate senior notes due 2020, and pounds sterling-denominated senior notes due 2020. The offering is subject to market and other conditions. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The Notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act or to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Document

4.1	Form of Investment Agreement, dated as of May 29, 2015, by and among XPO Logistics, Inc. and the Purchasers set forth on Schedule I thereto.

99.1	Press Release of XPO Logistics, Inc., dated June 1, 2015 announcing Private Placement of Equity.

99.2	Press Release of XPO Logistics, Inc., dated June 1, 2015 announcing Private Placement of Debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO LOGISTICS INC.

Date: June 1, 2015	/s/ Gordon E. Devens
Gordon E. Devens Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description of Document

4.1	Form of Investment Agreement, dated as of May 29, 2015, by and among XPO Logistics, Inc. and the Purchasers set forth on Schedule I thereto.

99.1	Press Release of XPO Logistics, Inc., dated June 1, 2015 announcing Private Placement of Equity.

99.2	Press Release of XPO Logistics, Inc., dated June 1, 2015 announcing Private Placement of Debt.